SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2003

Offshore Logistics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-5232

Delaware (State or other jurisdiction of incorporation or organization)	72-0679819 (IRS Employer Identification Number)
224 Rue de Jean P. O. Box 5C, Lafayette, Louisiana (Address of principal executive offices)	70505 (Zip Code)

Registrant's telephone number, including area code: (337) 233-1221

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS

      On June 17, 2003, Offshore Logistics, Inc. issued a press release announcing that it had priced its private placement of $230,000,000 principal amount at maturity of its 6.125% Senior Notes due 2013. The Senior Notes were priced at 100% of their principal amount.

      In addition, the Company has disclosed that subsequent to March 31, 2003, it financed $18.0 million of the purchase price of three aircraft for 90 days, which indebtedness is secured by such aircraft.

      The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

      The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to buy any of the Senior Notes. The Senior Notes will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2003

OFFSHORE LOGISTICS, INC. (Registrant)
/s/ H. Eddy Dupuis
H. Eddy Dupuis
Chief Financial Officer